Exhibit 3.2

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

FOREST LABORATORIES, LLC,

(f/k/a Tango Merger Sub 2 LLC)

a Delaware limited liability company

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

FOREST LABORATORIES, LLC

(f/k/a Tango Merger Sub 2 LLC)

This Amended and Restated Limited Liability Company Agreement (“Agreement”) is made and declared as of the 1st day of July, 2014, with respect to the amendment and restatement of the original limited liability agreement of Forest Laboratories, LLC, a Delaware limited liability company, f/k/a Tango Merger Sub 2 LLC (the “Company”) entered into on February 13, 2014.

Formation of Limited Liability Company. The Company, through its authorized representative, was formed on February 13, 2014, pursuant to the provisions of the Delaware Limited Liability Company Act (the “Act”) (as may be amended or succeeded from time to time). The rights and obligations of the parties hereto and the administration of the Company shall be governed by this Agreement and the Act. To the extent this Agreement is inconsistent in any respect with the Act, this Agreement shall control; provided that, if the inconsistency is with a non-waivable provision of the Act, the Act shall control only to the extent necessary to avoid this Agreement being in violation of the Act.

Member. Tango US Holdings Inc., a company incorporated in Delaware (the “Member”), is the sole member of the Company.

Purpose. The purpose of the Company is to engage in any and all lawful businesses or activities and exercise any powers in which a limited liability company may be engaged under applicable law (including, without limitation, the Act).

Name. The name of the Company is “Forest Laboratories, LLC”.

Principal Place of Business; Other Places of Business. The principal place of business of the Company is Morris Corporate Center III, 400 Interpace Parkway, Parsippany, New Jersey 07054. The Company may have such other offices as the Member may designate from time to time.

Designated Agent for Service of Process. The agent for service of process in Delaware as of the effective date of this Agreement is The Corporation Trust Company, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801.

Term of Company. The Company commenced on the date the Certificate of Formation was properly filed with the Secretary of State of the State of Delaware and shall exist in perpetuity or until its business and affairs are earlier wound up following proper dissolution.

Management of Company. All decisions relating to the business, affairs, and properties of the Company shall be made by the Member in its sole, absolute and unfettered discretion. The Member may appoint one or more officers of the Company using any titles, and may delegate all or some decision-making duties and responsibilities to such persons. Any such officers shall serve at the pleasure of the Member. To the extent delegated by the Member, officers shall have the authority to act on behalf of, bind, and execute and deliver documents in the name and on behalf of the Company. In addition, unless otherwise determined by the Member, any officers so appointed shall have such authority and responsibility as is generally attributable to the holders of such offices in corporations incorporated under the laws of the State of Delaware. No delegation of authority hereunder shall cause the Member to cease to be a Member. The Member hereby designates the following individuals as officers of the Company:

Name of Officer	Office
R. Todd Joyce	President
Robert Stewart	Chief Operating Officer
William Meury	Executive Vice President Commercial, North American Brands
David Buchen	Executive Vice President Commercial, North American Generics and International
Robert Bailey	Chief Legal Officer and Corporate Secretary
Karen Ling	Chief Human Resources Officer
James D’Arecca	Vice President, Chief Accounting Officer
Charles Mayr	Chief Communications Officer
Albert Paonessa III	President, Anda, Inc.
Chetna Thanawala	Vice President, Tax
Stephen Kaufhold	Senior Vice President, Treasurer
Sheldon V. Hirt	Senior Vice President, Legal Affairs and Assistant General Counsel, Assistant Secretary
Sigurd Kirk	Senior Vice President, Corporate Business Development

Standards of Conduct. Whenever the Member is required or permitted to make a decision, take or approve an action, or omit to do any of the foregoing, then the Member shall be entitled to consider only such interests and factors, including its own, as it desires, and shall have no duty or obligation to consider any other interests or factors whatsoever. To the extent that the Member has, at law or in equity, duties (including, without limitation, fiduciary duties) to the Company or other person bound by the terms of this Agreement, the Member acting in accordance with this Agreement shall not be liable to the Company or any such other person for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties of the Member otherwise existing at law or in equity, replace such other duties to the greatest extent permitted under applicable law.

Limited Liability. Except as otherwise required by any non-waivable provision of the Act or other applicable law, the Member shall not be personally liable in any manner whatsoever for any debt, liability, or other obligation of the Company, whether such debt, liability, or other obligation arises in contract, tort, or otherwise.

Capital Structure; Units. The membership interests of the Company shall be represented by and divided into membership units (the “Units”) having the rights indicated in this Agreement. The Units of each of the members of the Company as of the date hereof are as set forth in Exhibit A attached hereto under the heading “Units”. The Company shall maintain a register of holders of Units setting out the number of Units held by each member of the Company and shall keep such register updated to reflect all new issues, cancellations or transfers in accordance with this Agreement. The capital structure of the Company as of the date hereof shall consist solely of Units, in the number set forth on Exhibit A hereto. The Member may amend Exhibit A to reflect issuances of additional Units, admission of additional members of the Company or other changes in accordance with this Agreement, or to make other amendments to correct typographical or other ministerial errors, or as may be necessary or appropriate, in the good faith determination of the Member, to comply with applicable law.

Uniform Commercial Code Election; Certificates.

1.1 The Company hereby irrevocably elects that each Unit shall constitute and shall remain a “security” (i) within the meaning of (A) Section 8-102(a)(15) of the Uniform Commercial Code as in effect from time to time in the States of Delaware and New York and (B) to the extent permitted under applicable laws, the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995 and (ii) governed by Article (or Chapter) 8 of any such Uniform Commercial Code applicable thereto. Notwithstanding any provision of this Agreement to the contrary, to the extent that any provision of this Agreement is inconsistent with any non-waivable provision of Article 8 of the Uniform Commercial Code as in effect in the State of Delaware (6 Del C. § 8 101, et. seq.) (the “UCC”), such provision of Article 8 of the UCC shall be controlling.

1.1.1 Upon the issuance of any Units to any individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof) (each, a “Person”) in accordance with the provisions of this Agreement, without any further act, vote or approval of any member of the Company, the Member or any Person, the Company may issue one or more non-negotiable certificates in the name of such Person substantially in the form of Exhibit B hereto (a “Certificate”), which evidences the ownership of such Unit of such Person. Each such Certificate shall be denominated in terms of the number of Units evidenced by such Certificate and shall be signed by an Officer on behalf of the Company. All such Certificates shall bear the following legend: “THIS CERTIFICATE EVIDENCES UNITS REPRESENTING A MEMBERSHIP INTEREST IN FOREST LABORATORIES, LLC AND SHALL BE A SECURITY WITHIN THE MEANING OF ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE. THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER.”

1.1.2 Any outstanding Certificate issued by the Company prior to the date hereof shall remain in full force and effect and is hereby ratified and approved in every respect.

1.1.3 Without any further act, vote or approval of the Member or any Person, the Company shall issue a new Certificate in place of any Certificate previously issued if the holder of the Units represented by such Certificate:

(a) makes proof by affidavit, in form and substance reasonably satisfactory to the Company, that such previously issued Certificate has been lost, stolen or destroyed, provided that such affidavit shall include a reasonable indemnity by such holder in favor of the Company with respect to claims that may be made on account of the alleged loss, destruction or theft of such previously issued Certificate;

(b) requests the issuance of a new Certificate before the Company has notice that such previously issued Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim; and

(c) satisfies any other reasonable requirements imposed by the Company (for the avoidance of doubt, a requirement to post a bond is deemed to be not reasonable).

1.1.4 Upon a transfer by a member of the Company in accordance with the provisions of this Agreement of any or all Units represented by a Certificate, the transferee of such Units shall deliver such Certificate to the Company for cancellation (executed by such transferee on the reverse side thereof), and the Company shall thereupon issue a new Certificate to such transferee for that number of Units in the Company being transferred and, if applicable, cause to be issued to such member a new Certificate for that number of Units that was represented by the canceled Certificate and that is not being transferred.

2. Transfer of Units.

2.1 The Units shall be transferable in whole or in part, either voluntarily or by operation of law. Each member may at any time and from time to time sell, assign, convey, exchange, mortgage, pledge, grant security interests in and to and liens upon, and otherwise dispose of or transfer, all or any portion of such member’s Units. Upon any transfer of all or any portion of any member’s Units, the transferee thereof shall become a member of the Company upon completion of such transfer without, in any case, the approval or consent of, or any further action on the part of, the Company, any of the other members or any other person or persons; and such transferee shall acquire, to the extent of all or that portion of the Units so transferred, all of the rights, title and interests of a member in the Company, including all of the rights and obligations of a member of the Company under this Agreement, without, in any such case, the approval or consent of, or any further action on the part of, the Company, any of the other members or any other person or persons.

2.2 Without limiting any of the foregoing, upon any sale, disposition or other transfer by any pledgee or other secured party or lienholder of all or any portion of any member’s Units pursuant to the exercise of foreclosure rights or any other rights or remedies as secured party under or in respect of any pledge of, or any grant of security interests or other liens on, all or any portion of the Units so transferred, any transferee thereof shall, upon completion of such transfer, become a member of the Company and shall acquire, to the extent of all or that portion of the Units so transferred, all of the rights, title and interests of a member in the Company, including all of the rights and obligations of a member of the Company under this Agreement, without, in any such case, the approval or consent of, or any further action on the part of, the Company, any of the other members or any other person or persons.

2.3 For the avoidance of doubt, following the transfer of all of the Member’s Units, the transferee shall become the Member and all references to the “Member” contained herein shall be deemed to refer to such transferee.

Contributions. The capital contributions of the Member are reflected on the books and records of the Company.

Distributions. Each distribution of cash or other property by the Company shall be made 100% to the Member. Each item of income, gain, loss, deduction, credit, and other tax items of the Company shall be allocated 100% to the Member. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to the Member on account of its interest in the Company if such distribution would violate the Act or other applicable law.

Indemnification. To the fullest extent permitted by applicable law, a Covered Person (as defined below) shall be entitled to indemnification from the Company for any loss, damage, or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person (including alleged breaches of fiduciary duty) in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage, or claim incurred by such Covered Person by reason of fraud, gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that the Member shall have no liability with respect to such indemnity. “Covered Person” means the Member, a manager, an officer of the Company, a person to whom the Member or manager duly delegates management responsibilities, an affiliate or an employee or agent of such persons.

Dissolution and Winding Up. The Company shall dissolve and its business and affairs shall be wound up (i) pursuant to a written instrument executed by the Member, (ii) at any time there are no members of the Company, unless the Company is continued in accordance with the Act, or (iii) when required by a decree of judicial dissolution entered under Section 18-802 of the Act. In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the property of the Company in an orderly manner), and the property of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

Amendments. This Agreement may be amended or modified from time to time only by a written instrument executed by the Member.

Governing Law. The validity and enforceability of this Agreement shall be governed by and construed in accordance with the laws of Delaware without regard to other principles of conflicts of law.

Severability of Provisions. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

(Signature Page Follows)

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement effective as of the above stated date.

SOLE MEMBER: TANGO US HOLDINGS INC., a Deleware company

By:	/s/ David A. Buchen
David A. Buchen
Executive Vice President Commercial, North American Generics and International

COMPANY: FOREST LABORATORIES, LLC, a Delaware limited liability company

By:	/s/ David A. Buchen
David A. Buchen
Executive Vice President Commercial, North American Generics and International

[Signature Page to A&R Limited Liability Company Agreement ]

Exhibit A

UNITS

Effective as of February 13, 2014:

Members	Units
Tango US Holdings Inc.	100
Member Totals:	100

Exhibit B

FORM OF UNIT CERTIFICATE

(attached)